Exhibit 99.1

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

Endurance Specialty Holdings Ltd.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on [●] 2015.

Vote by Internet
• Go to [●] • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free [●] within the USA, US Territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THE ENDURANCE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS BELOW.

		For	Against	Abstain			For	Against	Abstain
1.	To approve the issuance of voting ordinary shares, par value $1.00 per share of Endurance Specialty Holdings Ltd. to Montpelier shareholders pursuant to the merger agreement, as it may be amended from time to time.	☐	☐	☐	2.	To adjourn or postpone the Endurance special general meeting, in the proxies’ discretion, to solicit additional proxies if there are not sufficient votes to approve the above proposal.	☐	☐	☐

■	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the Endurance ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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ENDURANCE SPECIALTY HOLDINGS LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE ENDURANCE BOARD OF DIRECTORS

The undersigned hereby appoints John R. Charman, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Endurance ordinary shares which the undersigned may be entitled to vote at the Endurance special general meeting to be held at the principal executive offices of Endurance at Waterloo House, 3rd Floor, 100 Pitts Bay Road, Pembroke HM08, Bermuda on [●], 2015 at [●] a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THE ENDURANCE ORDINARY SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF A SIGNED PROXY CARD IS RETURNED AND NO INSTRUCTION IS GIVEN, THE ENDURANCE ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED [●], 2015, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF. THIS PROXY WILL REVOKE (OR BE USED BY THE PROXIES TO REVOKE) ANY PRIOR PROXY DELIVERED IN CONNECTION WITH THE ENDURANCE SPECIAL GENERAL MEETING.